SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIERRA MADRE MINING, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1040	47-1807657
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sierra Madre Mining, Inc.

18444 N 25th Ave. Suite #420–711

Phoenix, AZ 85023

Phone: 480-658-3822

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Brown

Executive Chairman and Chief Executive Officer

Sierra Madre Mining, Inc.

18444 N 25th Ave. Suite #420–711

Phoenix, AZ 85023

Phone: 480-658-3822

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File #333-199780), declared effective on 1/2/2015.

This Post-Effective Amendment No. 1 is being filed for the sole purpose of adjusting the share price and amount of shares that are registered with our S-1, from .25/share to $1/share, and the number of shares for the offering will be reduced from 100,000,000 class B shares, to 25,000,000 class B shares.  The shares were registered pursuant to Rule 457(o).  No shares from our public offering have been sold since our registration statement was declared effective, nor have any confirmations been sent.  The aggregate amount of the offering remains at $25,000,000.   This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]
Class B Stock:	25,000,000	$1.00	$25,000,000	$3,200.00

[1]		Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED 6/7/15

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

SIERRA MADRE MINING, Inc.

OFFERED BY SIERRA MADRE MINING, INC.

Offering Made Without an Underwriter

Class B shares to be sold carry no voting rights

See the Section Offering-Plan of Distribution in the Prospectus

This offering is self-underwritten and conducted on a “Best Efforts No Minimum” basis and will end one year from the date that the registration statement is effective. No arrangement has been made to escrow funds received from the stock sales pending the completion of the offering. In that regard, proceeds from sales of the common stock will be delivered directly to the Company as sales occur.  Directly funding the Company from the common stock sales exposes investors to significant risks as disclosed further in the section The Offering-Plan of Distribution. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose substantially all of their investment. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. The Company does not intend to sell any specific minimum number or dollar amount of securities but will use its best efforts to sell the securities offered.

A Total of Up to 25,000,000 Shares of Class B Stock Par Value $ 0.000001 per Share

 Offered at $1.00 (one dollar) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Page

Prospectus Summary	4
Plan of Distribution; Terms of the Offering	6
Summary of Financial Information	6
JOBS Act Statement	7
Risk Factors	7
Use of Proceeds	12
Determination of Offering Price	13
Management’s Discussion and Analysis or Plan of Operation	23
Directors, Executive Officers and Control Persons	25
Security Ownership of Certain Beneficial Owners and Management	26
Executive Compensation	26
Transactions With Related Persons, Promoters, Control Persons	29
Legal Proceedings	27
Anti-Takeover Provisions Shares Eligible for Future Sale	27
Code of Ethics	28
Plan of Distribution	28
Description of Securities	30
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	31
Recent Sales of Securities	31
Financial Statements	31
Interests of Named Experts and Counsel	41
Undertakings	41
Signatures	41

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN THE SECTION “WHERE YOU CAN FIND MORE INFORMATION” BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” IN THIS PROSPECTUS, REFERENCES TO “THE COMPANY,” “SIERRA,” “WE,” “US,” “OUR,” REFER TO SIERRA MADRE MINING, INC. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES.

THE COMPANY

We incorporated in Delaware on November 6, 2013.  We are an exploration stage mining company.  Our office address is Sierra Madre Mining, Inc., 18444 N 25th Ave. Suite #420–711, Phoenix, AZ 85023.  Our phone # is 480-658-3822.  Our website is www.SierraMadreMining.com.

Business Overview

Sierra Madre Mining is a U.S.-based mining exploration company engaged in the acquisition and exploration of mineral properties.  We own a 20% ownership interest in 200 lode claims located in two separate blocks of 97 claims and 103 claims, more or less contiguous, located in Mohave County, Arizona.  We have a JV with the LLCs that own the remaining 80% ownership interest on these 200 lode claims.  Sierra Madre has had no field operations or activity in 2013 or 2014.  The company intends, with a successful offering, to use proceeds from sales of our securities to begin a drilling program on the mining claims, to determine what, if any, reserves are on the claims.  We have named this particular JV the Copper Blowout Ridge JV.  We also intend to be engaged in the acquisition, exploration and development of mining properties in the United States. 103 of our claims are located directly west of Meadview, Arizona, while the remaining claims are located another 10 miles further southwest from Meadview, AZ.

THE OFFERING-PLAN OF DISTRIBUTION

This prospectus refers to the sale of 25,000,000 shares of the Company's Class B stock.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The shares will be offered at a fixed price of $1 per share for the duration of the offering, which will be for one year from the date of effectiveness of this prospectus.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continual basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one year from this initial effective date of this registration.

 We are offering the shares on a "self-underwritten" best efforts basis directly through our CEO, Michael H. Brown.  He is qualified pursuant to the safe harbor provision from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. He will attempt to sell the shares.  This Prospectus will permit Brown to use his best efforts to market and sell this common stock directly, with no commission or other remuneration payable to him for any shares he may sell. At this time, the Company has not made any arrangements to place the funds received in an escrow or trust account, thus, the Company and its executive officers will have immediate access to such funds.  This offering will terminate upon the earliest to occur of (i) the first anniversary of the effective date of the registration statement, (ii) the date on which all 25,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

In connection with his selling efforts in the offering, Mr. Brown will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer's securities. Mr. Brown is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Brown will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Brown is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Brown will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Brown has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The following table shows the possible outcomes for computing the Company's outstanding stock given partial sales of the total offering given in percentage intervals. The Company has made no plans to place the proceeds of the offering in escrow or trust account. The proceeds are to be used when available. Immediate use of the proceeds when received in the Company’s accounts regardless of the total received at any time during the offering has the possibility of having a negative effect on investors. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose all or substantially all of their investment.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Class B Common Stock	$1.00	Not Applicable	$2,500,000	$12,500,000	$25,000,000

Totals	$1.00	Not Applicable	$2,500,000	$12,500,000	$25,000,000

Where You Can Find Us

Our office address is Sierra Madre Mining, Inc., 18444 N 25th Ave. Suite #420–711, Phoenix, AZ 85023.  Our website is SierraMadreMining.com

SUMMARY FINANCIAL INFORMATION

We have prepared the following summary of our consolidated financial statements. The summary of our consolidated financial data set forth below should be read together with our separate audited financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

9/30/14 ($)
Financial Summary (Audited)
Fixed Assets	50,000
Total Assets	50,000
Total Liabilities	16,515
Total Stockholder’s Equity	33,485
Common Stock, $.000001 par value, 300,000,000,000 shares authorized; 127,300,000 shares issued and outstanding all classes	127

Additional Paid in Capital	62,173

Accumulated from 11/6/13 (Inception) to 9/30/14 ($)
Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	28,815
Total Loss	(28,815)

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

     a.   the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

     b.   the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

     c.   the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

     d.   the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     *    A requirement to have only two years of audited financial statements and only two years of related MD&A ;

     *    Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

     *    Reduced disclosure about the emerging growth company's executive compensation arrangements; and

     *    No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our common stock fails to become publicly traded you may lose all or part of your investment.

We lack an Operating History

The Company has a very brief operating history. During its brief operating history, the Company has not recognized any revenue from its operations. The Company has used capital provided by shareholders to provide operations capital during its brief operating history. The Company may not immediately realize any revenue from its operations unless it obtains sufficient funding for its mining activities. The Company’s brief operating history and inability to yet realize any income from its efforts should be considered as a substantial risk to investors who purchase the securities of the Company.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our planned exploration activities on the Copper Blowout Ridge, and other properties we may acquire, require permits from the BLM, and several other governmental agencies.  We may be unable to obtain these permits in a timely manner, on reasonable terms or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Copper Blowout Ridge will be adversely affected.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property we partially own, and lose the investments proceeds from it.

Our long-term success depends on our ability to identify mineral deposits on the Copper Blowout Ridge and other properties we may acquire, that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of exploration is determined in part by the following factors:

  the identification of potential copper, silver, and/or gold mineralization based on evaluation of the host rock, alteration, structure, geochemistry and proper sampling;
  availability of government-granted operation permits;
  the quality of our management and our geological and technical expertise; and
  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing. We cannot assure you that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that our production activities will result in profitable mining operations.

Our estimated operating and capital costs for the Copper Blowout Ridge are based on information available to us and that we believe to be accurate. However, costs for labor, regulatory compliance, energy, mine and plant equipment and materials needed for production may significantly fluctuate. In light of these factors, actual costs related to our proposed budgeted production costs may exceed any estimates we may make. We do not have an operating history upon which we can base estimates of future operating costs related to Copper Blowout Ridge, and we intend to rely upon our future economic feasibility of the project and any estimates that may be contained therein. Studies derive estimates of cash operating costs based upon, among other things:

  anticipated tonnage, grades and metallurgical characteristics of the material to be mined and processed;
  anticipated recovery rates of gold and other metals from the material;
  cash operating costs of comparable facilities and equipment; and
  anticipated climatic conditions and availability of water.

Capital and operating costs, production and economic returns, and other estimates contained in feasibility studies may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs will not be higher than anticipated or disclosed.

A shortage of critical equipment, supplies, and resources could adversely affect our exploration activities.

We are dependent on certain equipment, supplies and resources to carry out our mining exploration activities, including input commodities, drilling equipment and skilled labor. A shortage in the market for any of these factors could cause unanticipated cost increases and delays in delivery times, which could in turn adversely impact production schedules and costs.

Historical production at the copper blowout ridge may not be indicative of the potential for future development.

The Copper Blowout Ridge is not in commercial production, and, since acquiring ownership, we have never recorded any revenues from commercial production at those mines. You should not rely on the fact that there were historical mining operations in the surrounding mining district as an indication that we will ever have future successful commercial operations at that specific mine. In order for us to develop new mining operations we will be required to incur substantial operating expenses and capital expenditures to refurbish and/or replace existing infrastructure.

We currently do not have sufficient funds to bring the Arizona into sustained commercial operation and we expect that we will require additional financing in the future.

We are an exploration stage company and do not currently have sufficient capital for sustained operations. We expect that the proceeds from this offering will be used to begin drilling and geological studies on the blowout ridge.  Our future financing needs may be substantial if we encounter unexpected costs or delays at this early stage of developing the mine.

Failure to obtain sufficient financing through this offering may result in the delay or indefinite postponement of exploration, drilling, development or production at the Mines. Furthermore, even if we raise sufficient additional capital, there can be no assurance that we will achieve profitability or positive cash flow. In addition, any future equity offering will further dilute your equity interest in us and any future debt financing will require us to dedicate a portion of our cash flow to payments on indebtedness and will limit our flexibility in planning for or reacting to changes in our business.

If the development of one or more of our mineral projects is found to be economically feasible, we will be subject to all of the risks associated with establishing new mining operations.

If the development of one of our mineral projects is found to be economically feasible, such development will require obtaining permits and financing, and the construction and operation of mines, processing plants and related infrastructure. As a result, we will be subject to all of the risks associated with establishing new mining operations, including:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;
•	the availability and cost of skilled labor, mining equipment and principal supplies needed for operations, including explosives, fuels, chemical reagents, water, power, equipment parts and lubricants;
•	the availability and cost of appropriate smelting and refining arrangements;
•	the need to obtain necessary environmental and other governmental approvals and permits and the timing of the receipt of those approvals and permits;
•	the availability of funds to finance construction and development activities;
•	industrial accidents;
•	mine failures, shaft failures or equipment failures;
•	natural phenomena such as inclement weather conditions, floods, droughts, rock slides and seismic activity;
•	unusual or unexpected geological and metallurgic conditions;
•	exchange rate and commodity price fluctuations;
•	high rates of inflation;
•	potential opposition from non-governmental organizations, environmental groups or local groups, which may delay or prevent development activities; and
•	restrictions or regulations imposed by governmental or regulatory authorities.

The costs, timing and complexities of developing our projects may be greater than anticipated. Cost estimates may increase significantly as more detailed engineering work is completed on a project. It is common in mining operations to experience unexpected costs, problems and delays during construction, development and mine start-up.  We cannot provide assurance that our activities will result in profitable mining operations at our mineral properties.

Our operations involve significant risks and hazards inherent to the mining industry.

Our exploration operations will involve the operation of large pieces of drilling and other heavy equipment. Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, cave-ins, flooding and mechanical equipment failure are inherent risks in our operations. Hazards inherent to the mining industry can cause injuries or death to employees, contractors or other persons at our mineral properties, severe damage to and destruction of our property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and can result in the suspension of our exploration activities and any future development and production activities. While the Company aims to maintain best safety practices as part of its culture, safety measures implemented by us may not be successful in preventing or mitigating future accidents.

In addition, from time to time we may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at our properties or otherwise in connection with our operations. To the extent that we are subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. Similarly, if we are subject to governmental investigations or proceedings, we may incur significant penalties and fines, and enforcement actions against us could result in the closing of certain of our mining operations. If claims and lawsuits or governmental investigations or proceedings are ultimately resolved against us, it could have a material adverse effect on our financial performance, financial position and results of operations. Also, if we mine on property without the appropriate licenses and approvals, we could incur liability or our operations could be suspended.

The mining industry is very competitive.

The mining industry is very competitive. Much of our competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or a greater ability than us to withstand losses. Our competitors may be able to respond more quickly to new laws or regulations or emerging technologies, or devote greater resources to the expansion or efficiency of their operations than we can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and gain significant market share to our detriment. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

The title to some of our mineral properties may be uncertain or defective, thus risking our investment in such properties.

The mineral properties we own, and acquire in the future, may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects. A title defect on any of our mineral properties (or any portion thereof) could adversely affect our ability to mine the property and/or process the minerals that we mine.

Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We rely on title information and/or representations and warranties provided by our grantors. Any challenge to our title could result in litigation, insurance claims and potential losses, delay the exploration and development of a property and ultimately result in the loss of some or all of our interest in the property. In addition, if we mine on property without the appropriate title, we could incur liability for such activities.

If we obtain insurance, it may not provide adequate coverage.

Our business and operations are subject to a number of risks and hazards including, but not limited to, adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground control problems, cave-ins, changes in the regulatory environment, metallurgical and other processing problems, mechanical equipment failure, facility performance problems, fires and natural phenomena such as inclement weather conditions, floods and earthquakes. These risks could result in damage to, or destruction of, our mineral properties or production facilities, personal injury or death, environmental damage, delays in exploration, mining or processing, increased production costs, asset write downs, monetary losses and legal liability.

We do not currently have insurance, although we will obtain insurance if our public offering is successful.  Our property and liability insurance may not provide sufficient coverage for losses related to these or other hazards. Insurance against certain risks, including those related to environmental matters or other hazards resulting from exploration and production, is generally not available to us or to other companies within the mining industry.  In addition, we do not carry business interruption insurance relating to our properties. Accordingly, delays in returning to any future production could produce near-term severe impact to our business. Any losses from these events may cause us to incur significant costs that could have a material adverse effect on our financial performance, financial position and results of operations.

If we are unable to retain key members of management, our business might be harmed.

Our exploration activities and any future mining and processing activities depend to a significant extent on the venture agreement with have with AJA Mining, LLC & Gold Basin Mining, LLC, and our continued service and performance of our Chief Executive Officer.  Departures by any of our Directors or management could have a negative impact on our business, as we may not be able to find suitable personnel to replace departing management on a timely basis. The loss of any member of our senior management team could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, results of operations and financial condition. In addition, the international mining industry is very active and we are facing increased competition for personnel in all disciplines and areas of operation. There is no assurance that we will be able to attract and retain personnel to sufficiently staff our development and operating teams.

Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of gold, copper, silver and other metals and minerals produced from our mineral properties. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

  sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the below factors.
  the relative strength of the U.S. dollar and certain other currencies;
  interest rates;
  global or regional political, financial, or economic conditions;
  supply and demand for jewelry and industrial products containing metals; and
  expectations with respect to the rate of inflation;

A material decrease in the market price of gold and other metals could affect the commercial viability of our properties and our anticipated development and production assumptions. Lower gold prices could also adversely affect our ability to finance future development at all of our mining properties, all of which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that the market price of gold and other metals will remain at current levels or that such prices will improve.

We will be required to locate mineral reserves for our long-term success.

Because mines have limited lives based on proven and probable mineral reserves, we will have to continually replace and expand our mineral reserves, if any, when the Copper Blowout Ridge produces copper, gold and other base or precious metals. Our ability to maintain or increase the property’s annual production of copper or other base or precious metals will be dependent almost entirely on our ability to bring new mines into production.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. We are a small company with a very limited operating history, which may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

We may fail to identify attractive acquisition candidates or joint ventures or may fail to successfully integrate acquired mineral properties or successfully manage joint ventures.

As part of our business strategy, we may acquire additional mineral properties or enter into joint ventures. However, there can be no assurance that we will be able to identify attractive acquisition or joint venture candidates in the future or that we will succeed at effectively managing their integration or operation. In particular, significant and increasing competition exists for mineral acquisition opportunities throughout the world. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, metals as well as in entering into joint ventures with other parties. If the expected synergies from such transactions do not materialize or if we fail to integrate them successfully into our existing business or operate them successfully with our joint venture partners, or if there are unexpected liabilities, our results of operations could be adversely affected.

In connection with any future acquisitions or joint ventures, we may incur indebtedness or issue equity securities, resulting in increased interest expense or dilution of the percentage ownership of existing stockholders. Unprofitable acquisitions or joint ventures, or additional indebtedness or issuances of securities in connection with such acquisitions or joint ventures, may adversely affect the price of our common stock and negatively affect our results of operations.

We may be subject to claims and legal proceedings that could materially adversely impact our financial position, financial performance and results of operations.

We may be subject to claims or legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. These matters may result in litigation or unfavorable resolution which could materially adversely impact our financial performance, financial position and results of operations.

We are subject to environmental laws, regulations and permits that may subject us to material costs, liabilities and obligations.

We are subject to Federal and State environmental laws, regulations and permits in the jurisdiction in which we operate, including those relating to, among other things, the removal and extraction of natural resources, the emission and discharge of materials into the environment, including greenhouse gas emissions, plant and wildlife protection, remediation of soil and groundwater contamination, reclamation and closure of properties, including tailings and waste impoundments, groundwater quality and availability, and the handling, storage, transport and disposal of wastes and hazardous materials. Pursuant to such requirements we may be subject to inspections or reviews by governmental authorities. Failure to comply with these environmental requirements may expose us to litigation, fines or other sanctions, including the revocation of permits and suspension of operations. We expect to incur significant capital and other compliance costs related to such requirements. These laws, regulations and permits, and the enforcement and interpretation thereof, change frequently and generally have become more stringent over time.

Certain environmental laws impose joint and several strict liability for releases of hazardous substances at properties or sites, without regard to fault or the legality of the original conduct. Accordingly, we may be held responsible for more than our share of the contamination or other damages, up to and including the entire amount of such damages. In addition to potentially significant investigation and remediation costs, such matters can give rise to claims from governmental authorities and other third parties, including for orders, inspections, fines or penalties, natural resource damages, personal injury, property damage, toxic torts and other damages. Our costs, liabilities and obligations relating to environmental matters could have a material adverse effect on our financial performance, financial position and results of operations.

There is no existing market for our common stock and we do not know if one will develop. Even if a market does develop, the stock price in the market may not exceed the offering price.

Prior to this offering, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market on the OTCBB or otherwise, or how liquid that market may become. An active trading market for our common stock may not develop and even if it does develop, may not continue upon the completion of this offering and the market price of our common stock may decline below the initial public offering price. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you pay in this offering.

The market price of our common stock may be volatile, which could result in substantial losses for you.

The initial public offering price may vary from the market price of our common stock after this offering. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	failure to identify mineral reserves at our properties;
•	failure to achieve production at our mineral properties;
•	actual or anticipated changes in the price of silver and base metal by-products;
•	fluctuations in our quarterly and annual financial results or the quarterly and annual financial results of companies perceived to be similar to us;
•	changes in market valuations of similar companies;
•	success or failure of competitor mining companies;
•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	sales of large blocks of our common stock;
•	announcements by us or our competitors of significant developments, contracts, acquisitions or strategic alliances;
•	changes in regulatory requirements and the political climate in the United States;
•	litigation involving our Company, our general industry or both;
•	additions or departures of key personnel;
•	investors’ general perception of us, including any perception of misuse of sensitive information;
•	changes in general economic, industry and market conditions;
•	accidents at mining properties, whether owned by us or otherwise;
•	natural disasters, terrorist attacks and acts of war; and
•	our ability to control our costs.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be both costly to defend against and a distraction to management.

Broker-dealers may be discouraged from effecting transactions in our common shares because they are considered a penny stock and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our common stock has traded below $5.00 per share throughout its trading history. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or “accredited investor,” generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Our current Director holds the only voting stock for the company.  This will prevent any shareholders who purchase our nonvoting stock from having the ability to control any of our corporate actions. As a result, he can exercise substantial control over stockholder and corporate actions.

Our Director currently controls the only voting stock in the Company.  This means that any corporate transactions can be completed only at his discretion.   As a result of this substantial control of our voting stock, our CEO will have total control over the entire company.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.  In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.  Our Director has the ability to control various corporate decisions, including our direction and policies, the election of directors, the content of our charter and bylaws and the outcome of any other matter requiring stockholder approval, including a merger, consolidation and sale of substantially all of our assets or other change of control transaction.  The concurrence of our Class B stockholders will not be required for any of these decisions.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
	general economic conditions, nationally and globally, and their effect on the market for our services;
	changes in laws, regulations, or policies; our ability to successfully manage our growth strategy;
	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will raise gross proceeds of $25,000,000.  There is no assurance we will be able to raise additional funds, and further, our officers and directors are under no contractual obligation to make additional investments or otherwise advance funds in support of the Company.

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $1.00.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000

Operational Expenses (1)*	250,000	500,000	1,000,000	1,500,000

Drilling & Geology, Copper Blowout Ridge (4)	2,000,000	4,000,000	5,250,000	7,500,000
Mine Acquisition (3)	2,000,000	4,000,000	7,000,000	9,000,000

Site Improvement for Blowout Ridge (2)	300,000	600,000	900,000	1,200,000
Working Capital/Cash Reserves	1,500,000	3,000,000	4,000,000	5,000,000
Equipment & property purchase for Copper Blowout (5)	200,000	400,000	600,000	800,000
	-	-	-	-
TOTALS	$6,250,000	$12,500,000	$18,750,000	$25,000,000

        (1) Includes: Executive salaries, general overhead, licensing and permitting fees.

                * - Our general and administrative expenses consist of: professional fees, such as legal, audit and accounting, transfer agent and filing agent fees; office expenses; officers compensation; salaries and other miscellaneous expenses related to our general corporate activities and implementation of our business plan.  Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations. We intend to repay an open promissory note from proceeds out of the operational expenses.  The total amount on the note is $13,015.

                (2) Site improvement includes obtaining permits and equipment for road grading, fencing, locating and drilling water wells, and other improvements on the mining claims.

                (3)  Includes the cost of seeking, investigating, purchasing, and capital for bringing acquired mines into production.

                (4)  This includes costs for obtaining bonding, general liability insurance, permitting, contracting with a third-party company for core drilling for our JV on the copper blowout ridge, storing core samples as a secured facility, shipping the core samples to an assayer for analysis, and hiring geologists to conduct further geology on the properties.

                (5)  This includes costs for obtaining vehicles to be used on the mining claims, for purchasing private property in Meadview, AZ for storing core samples, employee housing, and securing other equipment and tools we acquire.

DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. The Offering Price of the Shares has been determined arbitrarily by the Company and bears no direct relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to offer and the Offering Price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. The Offering Price of the Shares should not be considered an indication of the actual or subsequent trading value of our common stock.

Our Director, LaCome, purchased 100,000,000 shares at par value, for a total of $100, as founder’s shares.  Our President & CEO, Brown, received stock in exchange for director/officer’s services.  The price and/or value paid by both directors had no bearing on determining our offering price.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  We intend to sell 25,000,000 shares of our common stock at $1 per share.  The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share.  The table assumes all 25,000,000 shares of common stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share

Existing Shareholder	127,300,000	83.6%	$2,400	0.01%	$0.001

Purchasers of Shares	25,000,000	16.4%	$25,000,000	99.09%	$1.00

Total	152,300,000	100%	$25,002,400	100%

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold.  Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2014.  Totals may vary due to rounding.

	If 100% of the Shares are Sold	If 75% of the Shares are Sold	If 50% of the Shares are Sold	If 25% of the Shares are Sold

Offering price per share	$1.00	$1.00	$1.00	$1.00
Book value per share before offering	$0.00026	$0.00026	$0.00026	$0.00026
Book value per share after offering	$0. 16437	$0.12861	$0.08965	$0.04705
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.16411	$0.12835	$0.08939	$0.04679
Per share dilution to new Investors	$0.83563	$0.87165	$0.91061	$0.95321
Percentage Dilution to new investors	84%	87%	91%	95%

BUSINESS DESCRIPTION

 The Company

Sierra Madre mining is an exploration stage company.  We have no subsidiaries.  The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings.   We have not generated revenue from mining operations.  We are engaged in the business of acquisition and exploration of mineral properties. The Company has a 20% ownership interest in 200 lode mining claims located in Mohave County, Arizona.  The other 80% mineral owners are either AJA Mining, LLC, or Gold Basin Exploration, LLC, whom we have a JV with.  Throughout the prospectus we may refer to the claims as the “Copper Blowout Ridge,” “Arizona Mine,” “Blowout Ridge,” “Gold Hill,” “our claims” or “the claims.”

We have an option to purchase, within two years, the remaining 80% ownership interest in the 200 lode claims.  The terms of the purchase are included with the JV agreement we signed with AJA & Gold Basin.  We will keep our 20% ownership interest as long as we continue to pay our portion of the annual BLM fees.  There is a 2% NSR that AJA & Gold Basin will retain during this period, and even after we elect to exercise our option to purchase the remaining 80% ownership interest.  We are presently in the exploration stage at the Property.

Mineral property exploration is typically conducted in phases.  The exploration activities have so far been taking surface samples.  Our next phase would be to conduct core drilling, which we lack the funding to do.  Once we have completed each phase of exploration and analyzed the results, we will make a decision as to whether we will proceed with each successive phase.  Our Board will make decisions on whether to proceed or not, based on our drilling results.  Our goal in exploration of the Property is to ascertain whether it possesses economic quantities of mineralization. We cannot assure you that any economical mineral deposits exist on the Property until appropriate exploration work is completed. Even if we complete our proposed exploration program on the Property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

2% NSR

If we ever go into operation on the mining claims, we will pay a 2% NSR to AJA Mining & Gold Basin Mining.  Payments will be made quarterly, no later than 20 business days following the end of each calendar quarter. Quarterly royalty payments will be provisional and subject to adjustment at the end of Lessee's accounting year. If no written objection is made by Lessor to the correctness of a royalty payment or its accompanying statement within two years from the date of such payment, such statement shall be conclusively deemed to be correct and such royalty payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

The term "NSR" means the dollar amount actually received by Lessee from the sale of minerals from the Property less costs of shipping, insurance and transportation. All payments and royalties payable hereunder may be made by Lessee’s check, and delivery thereof shall be deemed completed on the mailing thereof to Lessor.

Option to Purchase

Sierra has the option to purchase the remaining 80% ownership interest in all 200 claims from AJA & Gold Basin Mining under any of the following options 1) $30,000,000 cash, to be made within 30 days of triggering the option, 2) $15 million cash, plus $20 million worth of Sierra class B common stock, based on the preceding six month average closing price for Sierra’s stock, 3) paying AJA $250,000 per month, starting 12/15/15, for a period of up to 24 months.  At any time during the 24 month period Sierra may purchase the claims for $30,000,000.  The monthly payments do not offset the purchase price.  b) The buyout option terminates after 24 months, starting January 1st, 2015 if Sierra elects not to purchase the claims.

JV Operators

Our JV Operators for copper blowout are Keith Jay, Thomas Arkoosh, and John Arkoosh.  The JV agreement includes a clause that we register part of the shares issued to AJA and Gold Basin with our S-1.  We mutually agreed not to register their shares with this S- 1, but may register the LLC member’s shares in the future.  The JV Operators, and the LLC’s, under our agreement, are not required to fund any of the exploration activities.

Keith S. Jay - Mr. Jay, age 60, received a B.A. in Biochemistry from the University of Wisconsin-Madison in 1977 and has been involved in the mining industry for over 30 years. Positions included Operations Manager, Mill Superintendent, Project Manager of mining and mineral processing companies, as well a partner in mineral exploration companies in the Southwest, USA. Mr. Jay is also a Certified Environmental Manager in Nevada performing consulting activities for permitting mining exploration and processing activities, interfacing with both Federal BLM and State EPA agencies for environmental compliance and financial guarantees with successful approvals to proceed.

Thomas J. Arkoosh - Mr. Arkoosh, age 50, received a B.A. from the University of Washington and has worked in various positions with mining companies for 20 years. Mr. Arkoosh is a Mine Safety and Health Administration (MSHA) instructor performing mine safety and training to mine workers. Mr. Arkoosh has worked in mineral processing as well as a primary landman for the proper mine claim-staking and property acquisition. Mr. Arkoosh also assisted in claim survey and exploration seismic activities for AJA Mining, LLC & Gold Basin Exploration, LLC.

John T. Arkoosh, Sr. - Mr. Arkoosh, age 66, graduated from the University of Washington (1971) with a B.A. in Finance and University of California (1974) B.S. in Accounting. Mr. Arkoosh worked for British Petroleum (BP) Alaska Exploration, Inc., a 100% subsidiary of British Petroleum, Inc. starting as an accountant and eventually becoming Controller. During his tenure, Mr. Arkoosh has acquired knowledge in accounting, budgeting, and contracts in the area of commodities. Recently, Mr. Arkoosh has co-founded two Limited Liability Companies (LLC) – AJA Mining, and Gold Basin Exploration, LLC, in mineral prospecting.

Surface Samples

In July, 2014, members AJA Mining took twenty rock samples from the copper blowout ridge.  The samples were taken from twenty outcroppings that were located in a 40 acre area on the copper blowout ridge.  The samples were conducted by Skyline Assayers & Laboratories in Tucson, Arizona.  The results are included as an exhibit with our S-1. This has been the only sampling that we know of that has been done.

The Mineral Claims

The Claims are described as the our mining claims are recorded in Mohave County, Arizona, in the name of AJA Mining, LLC and Gold Basin Exploration, LLC, with a 20% ownership interest to Sierra Madre Mining.  The following are the serial numbers of the recorded claims.  The claims are in good standing as of the date of this prospectus.

NAME	AMC #	NAME	AMC #	NAME	AMC #	NAME	AMC #	NAME	AMC #
TUT-1	AMC415013	BB-1	AMC420119	AJA-1	AMC413510	GBM-1	AMC420131	GBM-38	AMC420168
TUT-2	AMC415014	BB-2	AMC420120	AJA-2	AMC413511	GBM-2	AMC420132	GBM-39	AMC420169
TUT-3	AMC415015	BB-3	AMC420121	AJA-3	AMC413512	GBM-3	AMC420133	GBM-40	AMC420170
TUT-4	AMC415016	BB-4	AMC420122	AJA-4	AMC413513	GBM-4	AMC420134	GBM-41	AMC420171
TUT-5	AMC415017	BB-5	AMC420123	AJA-5	AMC413514	GBM-5	AMC420135	GBM-42	AMC420172
TUT-6	AMC415018	BB-13	AMC425251	AJA-6	AMC413515	GBM-6	AMC420136	GBM-43	AMC420173
TUT-7	AMC415019	BB-14	AMC425252	AJA-7	AMC413516	GBM-7	AMC420137	GBM-44	AMC420174
TUT-8	AMC415020	BB-15	AMC425253	AJA-8	AMC413517	GBM-8	AMC420138	GBM-45	AMC420175
TUT-9	AMC415597	BB-16	AMC425254	AJA-9	AMC413518	GBM-9	AMC420139	GBM-46	AMC420176
TUT-10	AMC415598	BB-17	AMC425255	AJA-10	AMC413519	GBM-10	AMC420140	GBM-47	AMC420177
TUT-11	AMC415599	BB-18	AMC425256	AJA-11	AMC413520	GBM-11	AMC420141	GBM-48	AMC420178
TUT-12	AMC415600	BB-19	AMC425257	AJA-12	AMC413521	GBM-12	AMC420142	GBM-49	AMC420179
TUT-13	AMC415601	BB-20	AMC425258	AJA-13	AMC413769	GBM-13	AMC420143	GBM-50	AMC420180
TUT-14	AMC415602	BB-21	AMC425259	AJA-14	AMC414246	GBM-14	AMC420144	GBM-51	AMC420181
TUT-15	AMC415603	BB-22	AMC425260	AJA-15	AMC414247	GBM-15	AMC420145	GBM-52	AMC420182
TUT-16	AMC415604	BB-23	AMC425261	AJA-16	AMC414248	GBM-16	AMC420146	GBM-53	AMC420183
TUT-17	AMC416173	BB-24	AMC425262	AJA-17	AMC414249	GBM-17	AMC420147	GBM-54	AMC420184
TUT-18	AMC416174	BB-25	AMC425263	AJA-18	AMC414252	GBM-18	AMC420148	GBM-55	AMC420185
TUT-19	AMC416175	BB-26	AMC425264	AJA-19	AMC414253	GBM-19	AMC420149	GBM-56	AMC420186
TUT-20	AMC416176	BB-27	AMC425265	AJA-20	AMC414254	GBM-20	AMC420150	GBM-57	AMC420187
TUT-21	AMC416177	BB-28	AMC425266	AJA-21	AMC414255	GBM-21	AMC420151	GBM-58	AMC420188
TUT-22	AMC416178	BB-29	AMC425267	AJA-22	AMC414256	GBM-22	AMC420152	GBM-59	AMC420189
TUT-23	AMC416179	BB-30	AMC425268	AJA-23	AMC414257	GBM-23	AMC420153	GBM-60	AMC420190
TUT-24	AMC416180	BB-31	AMC425269	AJA-24	AMC414258	GBM-24	AMC420154	GBM-61	AMC420191
TUT-25	AMC416181	BB-32	AMC425270	AJA-25	AMC414259	GBM-25	AMC420155	GBM-62	AMC420192
TUT-26	AMC416182	BB-33	AMC425271	AJA-26	AMC414260	GBM-26	AMC420156	GBM-63	AMC420193
TUT-27	AMC416183	BB-40	AMC425272	AJA-27	AMC414261	GBM-27	AMC420157	TUT-48	AMC416665
TUT-28	AMC416184	BB-41	AMC425273	AJA-28	AMC414262	GBM-28	AMC420158	TUT-49	AMC416666
TUT-29	AMC416646	BB-42	AMC425274	AJA-29	AMC414263	GBM-29	AMC420159	TUT-50	AMC416667
TUT-30	AMC416647	BB-43	AMC425275	AJA-30	AMC414264	GBM-30	AMC420160	TUT-51	AMC416668
TUT-31	AMC416648	BB-44	AMC425276	AJA-31	AMC414265	GBM-31	AMC420161	TUT-52	AMC416669
TUT-32	AMC416649	BB-45	AMC425277	AJA-32	AMC414266	GBM-32	AMC420162	TUT-53	AMC416670
TUT-33	AMC416650	BB-46	AMC425278	AJA-33	AMC414267	GBM-33	AMC420163	TUT-54	AMC416671
TUT-34	AMC416651	BB-47	AMC425279	TUT-57	AMC416674	GBM-34	AMC420164	TUT-55	AMC416672
TUT-35	AMC416652	TUT-43	AMC416660	TUT-58	AMC416675	GBM-35	AMC420165	TUT-56	AMC416673
TUT-36	AMC416653	TUT-44	AMC416661	TUT-59	AMC416676	GBM-36	AMC420166	TUT-65	AMC416682
TUT-37	AMC416654	TUT-45	AMC416662	TUT-60	AMC416677	GBM-37	AMC420167	TUT-66	AMC416683
TUT-38	AMC416655	TUT-46	AMC416663	TUT-61	AMC416678			TUT-67	AMC416684
TUT-39	AMC416656	TUT-47	AMC416664	TUT-62	AMC416679			TUT-68	AMC416685
TUT-40	AMC416657			TUT-63	AMC416680			TUT-69	AMC416686
TUT-41	AMC416658			TUT-64	AMC416681			TUT-70	AMC416687
TUT-42	AMC416659

The Copper Blowout Ridge Project

The Copper Blowout Ridge is an early stage exploration project located at the Gold Basin-Lost Basin mining districts of northwestern Arizona, in Mojave County, 120 km southeast of Las Vegas, Nevada, and about 95 km north of Kingman, Arizona. (See USGS Professional Paper 1361).  It consists of 200 lode claims located in two separate blocks of 97 claims and 103 claims, more or less contiguous, located in Mohave County, Arizona.  Both directors visited the 200 mining claims in July & August, 2014.

 Property Description and Ownership

The Gold Basin-Lost Basin mining districts of northwestern Arizona are in Mojave County, 120 km southeast of Las Vegas, Nevada, and about 95 km north of Kingman, Arizona. (See USGS Professional Paper 1361)

The unpatented mining claims comprising the copper blowout ridge occupy public lands administered by the U.S. Bureau of Land Management (“BLM”) and are subject to the ultimate title of the United States.  The claims have been filed with both the BLM and Mohave County as required by law.

There is an annual BLM fee that must be paid in order to continue to maintain ownership interest in the claims.  The fee must be paid on or before September 1st of each year. If we miss the payment we could lose our interest in the claims.  It will be Sierra’s responsibility to pay our ownership interest in the 20% (800 acres) worth of claims.  The BLM charges $140 annually per 20 acres, so our annual maintenance expenses, based on current fees, will be $5,600.

Surface use for mining purposes on unpatented mining claims is guaranteed by the Mining Law of 1872. Notice must be given to the BLM prior to drilling.  This is accomplished by filing a notice of intent.  This is required as long as the disturbance is less than 5 acres.  Our drill program will qualify for this.  If it exceeds 5 acres we would need to file a plan of operation.  Reclamation bonds are also required prior to any disturbance, whether it is under a notice of intent, or plan of operation.  The project area is not known to contain any culturally or environmentally sensitive resources.

Accessibility

The Gold Basin-Lost Basin property is readily accessible by driving southeasterly from Las Vegas, Nevada northwesterly from Kingman, Arizona along Highway 93, east on Pierce Ferry Highway past Dolan Springs, north on Greg’s Hideout Road, with the districts on the east and west mountain ranges of Hualapai Valley. A series of dirt roads of various states of repair and well-maintained US BLM access routes lead to most areas within the property in both districts. Most of these roads could be driven by a two-wheel drive vehicle but a four-wheel drive vehicle is recommended where the roads may have deteriorated due to seasonal rainfalls or poor drainage. Areas without roads can be easily accessed by hiking or by use of a motorcycle.

Climate and Vegetation

  The climate is semi-arid to arid; characterized by low precipitation, high evaporation, and large daily temperature variations from -3 to 111degrees F. Annual precipitation averages 12 inches and annual pan evaporation averages about 100 inches. There are no surface waters although evidence of sometimes violent runoff is common in the dry lakebeds. The 100-year, 24-hour storm event is estimated at 4.0 inches of rain (Nevada Pacific, 1997). Exploration work may be carried out year round. It is advisable, however, to exercise care during late July and early August due to the hot, humid temperatures and intermittent rain storms that may cause local flooding.

The Gold Basin-Lost Basin property is situated within the Joshua Tree series of the Mojave Desert which is characterized by Joshua trees and white bursage. Yucca and various cacti provide sparse but continuous ground cover. Jack rabbits, deer, various types of reptiles and snakes, and a wide variety of birds inhabit the region.

Mining and exploration in the region take place year-round, with only occasional weather-related difficulties such as flash flooding during the monsoon or extreme heat, both of which occur during summer.

Local Resources and Infrastructure

Arizona is a mining state and is well accustomed to mining activities.  Mohave County has a long history of mining and that activity has remained a significant economic element for the County. There are a number of inactive mines and active development projects in the region.  The Company believes that the exploration project will be viewed positively by the majority of the area residents.

Meadview is the nearest community to the claims, but all lodging, casual labor, supplies for exploration, heavy equipment and operators will come from nearby Kingman, Arizona, or Las Vegas, Nevada. Major support for mine development and operation is available in Kingman.

Apart from exploration and mining, the principal land use in the area is recreation and tourism.

There are no utilities located at the claims.  Electricity will need to be provided by diesel generator.  Water will need to be hauled in, or developed by drilling at or near the claims.

Physiography

The Gold Basin-Lost Basin property is located about 10 miles or less west of the western edge of the Colorado Plateau and on the eastern edge of the Basin and Range physiographic province. Regional relief is about 4,500 feet within the Basin and Range topography, varying from 5,500 feet on the Colorado Plateau to approximately 1,000 feet A.M.S.L. along the valley bottoms.

The Property lies on the mountain ranges on both sides of the Hualapai Valley in the White Hills and the Lost Basin Range. The hills are locally incised by seasonal drainages controlled largely by bedrock structures.

History

The history of the Gold Basin-Lost Basin districts has been described in detail in the “History” section in the “Geology & Gold Mineralization of the Gold Basin-Lost Basin Mining Districts, Mohave County, Arizona” (U.S. Geological Survey Professional Paper #1361).  A copy of this report is available on our website, and through the United States Geological Survey website.  We will quote directly from the USGS paper concerning the district’s mining history.

Gold in quartz veins apparently was discovered in the district in the early 1870's, and most of the production until 1932 came from a small group of mines, including the El Dorado, Excelsior, Golden Rule, Jim Blaine, Never-Get-Left, O.K., and Cyclopic.

About 1880 there was a small boom in the area, and by 1881 the ores were being worked in two stamp mills; in 1882 the El Dorado mine produced 26,000 tons of developed ore.  By 1883, most of the important mines in the district had been located, were developed, and had produced relatively small tonnages of free-milling, gold-quartz ores ranging from 0.5 to 3.0 oz gold per ton.

In 1904, the Cyclopic mine was purchased by the Cyclopic Gold Mining Company, and the next year a 40-ton-per-day cyanide mill was built along Cyclopic Wash just below the mine. From this time on, "Cyclopic" was the main population center of the district, supporting a post office until 1917.

In 1942, four lode mines in the Gold Basin district had a recorded production of 108 oz gold and 24 oz silver from 249 short tons of treated ore.  The district has been idle generally from about 1942 to the mid-1970's, except for small-scale placer mining that recovered a little detrital gold. In 1985-86 at least three major mining companies were active in the district; some relatively closely spaced drill holes were put down in the general area of the Owens mine.

In recent times the majority of mining has been small-scale placer mining, in both the Gold Basin and Lost Basin.

Regional and District Geologic Setting

The following is quoted from the USGS Professional Paper 1361.

The Gold Basin-Lost Basin mining districts are in the Basin and Range province, just south of Lake Mead and west of the Colorado Plateau. The west edge of the Colorado Plateau is approximately 3 km west of the east edge of the Garnet Mountain quadrangle, where the generally gently east dipping to flat-lying lower Paleozoic basal formations of the Colorado Plateau crop out along the Grand Wash Cliffs. The districts are present in an uplifted region near the leading edge of the North American platform and straddle several north-trending ranges of mostly Proterozoic basement rocks from which the rocks of the Paleozoic stable platform have been removed by erosion.

Lake Mead occupies a structurally complex area to the north marked by the junction of several regionally extensive major geologic features. These features include the boundary between the Paleozoic miogeocline and stable platform, the Mesozoic Sevier orogenic belt, and the Las Vegas shear zone. Further, the districts are present along the southern extension of the Virgin Mountains structural block of Longwell and Anderson and Laney (1975). The districts include two ranges of mostly Early Proterozoic metamorphic and igneous rocks, the White Hills and the next range to the east, herein termed the Lost Basin Range but referred to as the Infernal Range by Lucchitta (1966), and two intervening valleys filled by Tertiary and Quaternary deposits (Blacet, 1975).  These two valleys are drained by Hualapai Wash and Grapevine Wash, and the latter valley also cuts through Grapevine Mesa. The Grapevine geomorphic trough includes the Grand Wash fault zone, a N. 10°-15° E.- striking system of Miocene normal faults (west block down) now covered by Tertiary fanglomerate and Quaternary gravel.

The trace of the Grand Wash fault zone is inferred to pass between Lost Basin Range and Garnet Mountain, southwest of which the Grand Wash fault zone is inferred on the basis of relations apparent in satellite imagery to terminate against a younger northwest-striking structure, herein named the Hualapai Valley fault. The Hualapai Valley fault is inferred to change its strike gradually to almost north-south as it passes west of the Lost Basin Range along the main drainage of Hualapai Wash.  Major offsets along the Hualapai Valley fault may be penecontemporaneous with deposition of the uppermost sequences of the upper Miocene limestone. However, along the Grand Wash trough basin-and-range faulting was active during the early stages of basin fill, although movements) along some faults apparently continued after deposition of the upper Miocene limestone. Similarly, initial movements along the Hualapai Valley fault may have contributed toward local development of an embayment in which the limestone was deposited.

Early Proterozoic rocks crop out widely in both the Gold Basin and Lost Basin mining districts. These rocks consist mostly of gneiss that presumably is 1,750 Ma and that includes both paragneiss and orthogneiss, the coarsegrained porphyritic monzogranite of Garnet Mountain, and relatively small masses of medium-grained leucocratic monzogranite that crop out as part of the plutonic complex of Garnet Mountain (). In this report, we use the classification of Streckeisen and others. As such, the porphyritic monzogranite of Garnet Mountain and the leucocratic monzogranite correspond to the porphyritic quartz monzonite and leucocratic quartz monzonite of Blacet (1975), who followed the classification of Bateman. The porphyritic monzogranite of Garnet Mountain intrudes gneiss and most likely was emplaced about 1,660 Ma. The Proterozoic terrane in the quadrangle also includes small bodies of granodiorite, gneissic granodiorite, alaskite, various mappable migmatite units, feldspathic gneiss, amphibolites derived from igneous and sedimentary protoliths, and other metasedimentary rocks, including some fairly widespread metaquartzite. In addition, some minor amounts of diabase that presumably is of Middle Proterozic age are exposed mostly as thin northwest-striking dikes in the general area of Iron Spring Basin.

Mineral Resource and Mineral Reserves Estimate

No reserves have been identified yet on the claims.

Exploration Plans

Our exploration plan is simple; we intend to adopt the recommendations made by the United States Geological Survey set forth in their report, titled “Geology & Gold Mineralization of the Gold Basin-Lost Basin Mining Districts, Mohave County, Arizona” (U.S. Geological Survey Professional Paper #1361).  The USGS wrote a comprehensive report on the area that the 200 lode claims now sit on.  Within the report, the USGS recommended drilling to further prove reserves.  Provided we have a successful offering, this is what we plan on doing.

Our Plan and Objectives for Phase 1

Exploration plan is to obtain and identify information on minerals in the Copper Blowout area focusing on Copper, Gold, Silver and Molybdenum, comprising approximately 35 +/ - acres. Estimate time to complete is twelve months. Located in Section 4, Township 29 North, Range 17 West, in the Gila Salt River Base and Meridian, Arizona. Approximate elevation is 3,700 feet. A Registered Geologist will be retained to supervise the surface and subsurface sampling program. A diamond core drill will be used for the placement of approximately 10 to 20 exploration holes, ranging in depth from 300 to 600 feet. Samples will be sent under strict chain-of-custody protocols to 2 to 3 large reputable laboratories in Arizona and Nevada for analysis.  Any future Phases will be determined by the results from the data of Phase 1.

Operators Budget for Exploration

The following is a budget for the copper blowout ridge project.  If we raise more money through our offering than $2 million, we intend to expand the exploration to drill more at or near the copper blowout ridge.

Drilling; 10 to 20 holes                                                        $1,000,000

Laboratory infrastructure at site; sample storage         $ 300,000

Management/supervision                                                  $ 180,000

Registered Geologist 3rd party                                         $ 80,000

Geochemistry                                                                       $ 25,000

Geophysics                                                                           $ 30,000

Surface sampling                                                                 $ 5,000

Core sample logistics                                                          $ 30,000

Permits/Reclamation/Bonding                                         $ 25,000

Insurance; Liability                                                             $ 20,000

Road Improvement                                                            $ 25,000

Laborers                                                                                $ 30,000

Truck/trailer                                                                          $ 60,000

Sleeping trailer                                                                      $ 40,000

Generators/fuel                                                                    $ 25,000

ATV                                                                                       $ 10,000

Lease Rentals (BLM)                                                         $ 31,000

Contingency/miscellaneous                                              $ 84,000

Total                                                                                      $2,000,000

Compliance with Government Regulation

Both Federal and Arizona laws govern work on the claims. Title to mineral claims are issued and administered by the United States Bureau of Land Management (BLM) and any work on the property must comply with all provisions under the BLM surface management regulations. A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mining Act of 1872. There are no surface rights included, but the title holder has the right to use the surface of the claim for mining purposes only.

Regulations

BLM regulates surface management on mining activity conducted on lands administered by BLM.  All mining activities require reasonable reclamation. The lowest level of mining activity, "casual use," is designed for the miner or weekend prospector who creates only negligible surface disturbance (for example, activities that do not involve the use of earth-moving equipment or explosives may be considered casual use).

The second level of activity, where surface disturbance is 5 acres or less per year, requires a notice advising BLM of the anticipated work 15 days prior to commencement. This notice needs to be filed with the appropriate field office. No approval is needed although bonding is required. State agencies need to be notified to assure that their requirements are met.

For operations involving more than 5 acres, a detailed plan of operation must be filed with the appropriate BLM field office. Bonding is required to ensure proper reclamation.

Our drill program will involve less than 5 acres, so at the time we raise the money to start the drilling, we will not need to submit a plan of operation with the BLM.  We will need to obtain a bond, and this cost is included as part of our use of proceeds.  If we decide that the drilling has positive results, then we would submit a plan of operation.  If the plan is approved, the BLM will likely require us to post a bond to cover the cost of any remediation.  The cost of remediation work will vary according to the degree of physical disturbance.  As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended first phase of the exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in our initial phase because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process, including preparation of an environmental impact statement (EIS) if we determine to proceed with a substantial project. An EIS is not required to proceed until we submit a plan of operation.

Environmental Factors

We will have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Exploration

No significant exploration work has, as yet been completed on the claims.

Drilling

No drilling has, as yet, been completed by the Company and there is no evidence on the ground of historic drilling activities.

Competitive Factors

The mining industry is fragmented, and there are many mineral prospectors and producers, small and large. We do not compete with anyone with respect to the Claim. That is because there is no competition for the exploration or removal of minerals from the Property. We will either find gold or other valuable metals on the Property, or not. If we do not, we will cease or suspend operations.

Location Challenges

We do not expect any major challenges in accessing the Property during the initial exploration stages.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.  This discussion includes forward-looking statements that involve risks and uncertainties.  As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Going Concern

The notes to the Company’s financial statements express substantial doubt about the Company’s ability to continue as a going concern because of the Company’s accumulated deficit since inception and the further losses which are anticipated in the development of its business.  The Company’s ability to continue as a going concern is dependent upon the Company’s generation of profits in the future and/or the ability to obtain financing necessary to meet its obligations.  We have had no revenues since our inception.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

If we find mineralized material and it is economically feasible to remove the mineralized material, if our direct offering is successful then we will be able to start the process for obtaining a mining operator’s permit with the BLM, and begin improvements on the property in preparation for having the mine in production.  At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no financing plans.

Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

We will be conducting research in the form of exploration of the Property with sufficient funding. Our exploration program is explained in as much detail as possible in the business section of this Prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.  We will not buy any equipment until have located a reserve and have determined it is economical to extract the minerals from the land.  If we find mineralized materials in the Property, we intend to try to develop the reserves ourselves.

We do not intend to hire employees at this time. All of the work on the Property will be conducted by our JV partners.  They will be responsible for surveying, geology, engineering, exploration, and excavation.  One of our Directors will be there as a representative for the company during operations.  If we hire an independent geologist, they will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Mineral property exploration is typically conducted in phases.  Based on the U.S.G.S. report, “U.S. Geological Survey Professional Paper #1361,” we intend to follow the government geologists’ recommendations and begin drilling to determine if there are sufficient reserves on the property.  We estimate the cost of the drilling, shipping samples, as well as geological mapping, rock chip sampling, grid establishment, hiring geologists, and soil sampling, will cost $2,000,000.

After the completion of the first phase of the exploration program, we will review the results and conclusions and evaluate the advisability of additional exploration work on the Property.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we have no plans for any other business activity.

Our JV Partners on the Copper Blowout Ridge Project are: Thomas Arkoosh, Keith Jay, and John Arkoosh.  They are conducting the exploration stage operations since they are experienced in mining.

Limited Operating History; Need for Additional Capital

We have not yet commenced the initial phase of exploration on the Property. We would need additional financing to cover exploration costs, although we currently do not have any specific financing arranged.  Further exploration would be subject to financing.  Management expects to finance operating costs over the next twelve months with proceeds from a securities offering.

Expenses

The Company’s main activities in 2014 were related to the initial public offering process, and pursuing potential mining claim properties to purchase or JV into for our Company. The Company started its process of initial public offering in 2014 and incurred most of the related expenses prior to the initial filing of a registration statement.

Results of Operations

We did not earn any revenues from our incorporation on 11/6/13, to September 30, 2014. We are in the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

For the period November 6, 2013 (Inception) through December 31, 2013, we incurred operating expenses in the amount of $9,134 which comprised of general and administrative expenses, relating to filing fees and professional fees.

We incurred total operating expenses in the amount of $28,815 for the period November 6, 2013 (Inception) through September 30, 2014. These operating expenses were comprised of filing fees and professional fees.

Important Assumptions

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. At this stage without having conducted the initial exploration phase, we are unable to determine whether future mineral exploration and development activities will result in any discoveries of proven or probable reserves.  Even if we discover commercial quantities of mineralization, the mineral Property may never be brought into commercial production.  Our development of mineral properties will occur only upon obtaining sufficient funding and satisfactory exploration results.

Liquidity

At September 30, 2014 our cash and cash equivalents balance was $0.

Without additional investment capital from shareholders or other sources, the Company has no short term source of liquidity. In order to begin mining operations, significant amounts of working capital will be needed to continue. The Company’s illiquid financial position could cause it to not be able to start mining in the near future unless working capital from the offering or some other source of short term liquidity is developed.

Management does not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. There is no assurance that we will be able to successfully complete any one of these activities.

The independent registered public accounting firm’s report on our consolidated financial statements as 9/30/14, includes an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern.

Changes In and Disagreements with Accountants

None.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our consolidated financial statements.

DIRECTORS, OFFICERS AND CONTROL PERSONS

The following table sets forth the name and age of our current officers and directors.  Our Board of Directors appoints our executive officers.  Our directors will serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Michael Halsey Brown – President, Chairman, CFO, and CEO

Brown is 72 years old and is our CEO, CFO, President, and Chairman.  He has extensive training in chemistry and industrial arts (power mechanics, machine shop, foundry practice, and electronics) from Berea College, in Berea, Kentucky, from 1978 to 1981, and also from Palomar College, in San Marcos from 1987 to 1989.  In 1981 he had his own manufacturing company that produced the Fish carburetor.  He managed up to 10 employees at a time.  The company continued to produce the carburetors for a total of 15 years.  He discontinued production in 1996, however in that same year he focused on engineering and manufacturing piston steam engines.  In that year he formed the Mike Brown Steam Engine Company.  The company manufactures, and continues to produce, 1hp, 3hp, and 20 hp steam engines.  He recently joined Sierra Madre Mining Co. in June, 2014.  Based on his previous and extensive experience in business and various technical fields, we feel he is more than qualified to serve as our CEO, CFO, Chairman & President.

Joseph LaCome – Founder & Director

Mr. LaCome is 37 years old & is the founder & Director of Sierra Madre Mining.  He has been a solo practitioner since July, 2010, until now.  Prior to that period he was in law school fulltime and was not working.  He holds a Bachelor’s degree in Liberal Studies and a Juris Doctorate.  During the first two years of practice he dealt primarily in immigration, criminal and business law.  For the past two years his practice focused on business law, contracts, and securities law for private individuals.  He has limited experience in the mining industry, specifically, with small scale placer mining in Mexico and Arizona in 2013, as well as by taking several college courses in geology.  While in Mexico he gained knowledge of placer mining, specifically identifying areas where potential deposits are located, he learned how to operate a dredge machine, and highbanker, and also managed up to five workers at a time with the placer mining operation.  Since our inception he has also visited over a dozen separate mines, and has read and reviewed dozens of technical reports on prospective mines.  We believe that, although he has limited experience in mining, his experience as a lawyer, and entrepreneurial drive to create our company, provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational, legal and management issues.

No Officer or Director has been or is subject to any legal proceeding as identified in Regulation S-K Item 401(f)

Allocation of Our Affiliates’ Time

We rely on our directors & executives, who act on our behalf for the day-to-day operation of our business. The time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives.  We estimate that our executive officer will initially spend approximately 50% of his time on the management of our business following the completion of this offering, and our Director, LaCome, will devote 20% of his time towards our company.  Our executive officer intends, however, to devote as much time to the management of our business and affairs as is necessary for the proper conduct of our business and affairs.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 127,300,000 shares of our Class A & B stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, or other securities exercisable for or convertible into shares of our common stock.  We have 19,000,000 unexercised stock option agreements for our Director.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Stock (1)

Class B	Michael Brown(2)	10,000,000	8.17%
Class A	Joseph LaCome	5,000,000	100%
Class B	Joseph LaCome (3)	95,000,000	77.67%
All directors and executive officers as a group (2 persons)		110,000,000	86.41%

__________________

(1)	The percentages below are based on 127,300,000 shares of our class A & B stock issued and outstanding as of the date of this prospectus.

(2)	Appointed President, CEO, CFO & Chairman on 6/13/14.

(3)	Appointed Director on 11/7/13

EXECUTIVE COMPENSATION

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Michael Brown	2014	0	0	10,200	0	0	0	0	10,200
President, PAO,
CEO & CFO (1)

Joseph LaCome	2014	0	0	100	6,922	0	0	0	7,022
Director (2)	2013	0	0	0	0	0	0	0	0

(1) The Company entered into an at-will employment agreement with Mr. Brown on 6/13/14.  Under the terms of the agreement, the Company does not give him a salary, but did issue 10,000,000 shares in exchange for Director & executive services. Mr. Brown's stock compensation was issued on June 13, 2014.

(2) The Company entered into an at-will employment agreement with Mr. LaCome on 11/7/13.  Under the terms of the agreement, the Company does not give LaCome a salary.  He has a stock option agreement for 19,000,000 class B shares, in exchange for his services as Director. Mr. LaCome's stock and stock options were granted on November 7, 2013. The options are being amortized straight line over the vesting period.

 We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Michael Brown	0	10,200	0	0	0	0	10,200
Joseph LaCome	0	100	6,922	0	0	0	7,022

STOCK OPTION GRANTS

The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended September 30, 2014.  These options all listed herein are for Class B stock only.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Joseph LaCome	11/7/2013	-	5,000,000	.01	11/6/2023	-
	11/7/2013	-	7,000,000	.01	11/6/2023	-	—
	11/7/2013	-	7,000,000	.10	11/6/2023	-	—

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We issued 100,000,000 shares of stock (5 million class A, 95 million class B) to Joseph LaCome, our founder, for $100.  He is also our Promoter, as per regulation 404(c) of Regulation S-K.  He will not receive anything of value from us, directly or indirectly, in his capacity as a promoter other than as disclosed in this prospectus.  He advanced our company $13,015.   The advance is evidenced by a promissory note dated 9/14/14.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to the directors and officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Anti-Takeover Provisions

The provisions of Delaware law, and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Code of Ethics

Sierra Madre has adopted a Code of Ethics applicable to its directors and officers (including its principal executive officer and principal financial officer).  Sierra’s Code of Ethics is filed as an exhibit to this registration statement on Form S-1.

Plan of Distribution

This is a self-underwritten “best-efforts” offering.  The Company plans on offering its securities to the public without the assistance of an underwriter.   The Company through its CEO, Michael H. Brown, will distribute the stock by direct sale to qualified individuals and entities. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; 2) The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 3) The person is not at the time of their participation, an associated person of a broker-dealer; and 4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our CEO, Michael Brown, meets this qualification, and will sell shares on the company’s behalf.  He is not statutorily disqualified, is not being compensated for selling our stock, and is not associated with a broker-dealer.  He is, and will continue to be our director at the end of this offering and has not currently and has not been during the last 12 months a broker-dealer or associated with a broker-dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person. All checks, money orders or certified funds for subscriptions must be made payable to Sierra Madre Mining, Inc.  The funds from all accepted subscriptions will be deposited into our corporate bank account, and will be used immediately by Sierra.

Right to Reject Subscriptions

 We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

 Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

 We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Bulletin Board Considerations

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

The OTC Bulletin Board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

 Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its periodic reporting requirements with the SEC.

 Investors may have greater difficulty in getting orders filled on the OTC Bulletin Board rather than on Nasdaq. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker/dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and execution of such order.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DESCRIPTION OF SECURITIES

Class A & Class B Stock

The authorized capital stock of Sierra Madre Mining, Inc consists of 3,000,000,000 total authorized shares, of which there are 10,000,000 total Class A shares, and 2,990,000,000 Class B shares.  The par value is $0.000001 per share.  As of the date of this prospectus, 127,300,000 shares have been issued.  This offering is for our Class B stock.  The holders of our Class B stock:

• have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•         are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•         do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•         Are not entitled to voting on any matters which voting-class shares are entitled to vote.

Voting Rights

Each holder of Class A stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors.  There is no cumulative voting.  Each holder of Class B common stock is not entitled to voting on any matters concerning the corporation.

Dividend Policy

 The Company does not intend to declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

Options

As of 9/30/14 we had stock options to purchase an aggregate of 19,000,000 shares of our Class B stock, with an average exercise price of $.01 for LaCome, under our equity compensation plans.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights

The Company is not a party to any registration rights agreements.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our issued and outstanding shares have are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our Directors are affiliates as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will indemnify a director or officer in connection with an action initiated by that person if the action was authorized by our board of directors. The indemnification provided under our bylaws includes the right to be paid expenses in advance of the final disposition of a proceeding for which indemnification may be had if the director or officer agrees to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim. If successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

        Our bylaws also authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or other entity or enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses. We may obtain this insurance whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We have purchased director and officer liability insurance on behalf of our directors and officers. The indemnification provisions under our amended and restated certificate of incorporation and bylaws are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

RECENT SALES OF UNREGISTERED SECURITIES.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates.   No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

On 11/7/2013 we issued 100,000,000 shares of stock to Joseph LaCome as founder’s shares. They were purchased for $100 or $.000001 a share.

On 2/1/14, we issued 300,000 shares of stock to Jeff Davis for $300.

On 4/1/14, we issued 1,000,000 shares of stock to Michael Mcgregor Brown.  They were purchased for $1,000, or .0001/share.

On 4/1/14, we issued 1,000,000 shares of stock to Ruby Chan.  They were purchased for $1,000, or .0001/share.

On 6/13/14, we issued 10,000,000 shares of stock to Michael Halsey Brown for Director & executive compensation.  We valued these shares at $10,200, or $.001 a share, based on the value of services provided.

On 5/15/14 we issued 15,000,000 class B shares to the members of AJA mining & Gold Basin Mining, LLC in exchange for a 20% ownership interest in 200 lode mining claims located in Mohave County, Arizona.

In connection with all of these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationship to us these consultants & as founder, they had access to all relevant information relating to our business and represented that it had the required investment intent.  All of the shares issued had a restrictive legend.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period from November 6th, 2013 (inception) to 9/30/14 are included herewith.

Contents	Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet at September 30, 2014 (audited) and December 31, 2013 (audited)	F-2

Statements of Operations for the period November 6, 2013(inception) through December 31, 2013 (audited) and January 1, 2014 through September 30, 2014 (audited) and November 6, 2013(inception) through September 30, 2014 (audited)

F-3

Statements of Cash Flows for the period November 6, 2013(inception) through December 31, 2013 (audited) and January 1, 2014 through September 30, 2014 (audited) and November 6, 2013(inception) through September 30, 2014 (audited)

F-4

Statements of Shareholder's Equity for the period November 6, 2013(inception) through December 31, 2013 (audited) and January 1, 2014 through September 30, 2014 (audited) and November 6, 2013(inception) through September 30, 2014 (audited)

F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Sierra Madre Mining, Inc.

We have audited the accompanying balance sheets of Sierra Madre Mining, Inc. (“the Company”) as of September 30, 2014 and December 31, 2013 and the related statements of operations, stockholder’s equity, and cash flows for the period November 6, 2013(inception) through December 31, 2013 and January 1, 2014 through September 30, 2014 and November 6, 2013(inception) through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Madre Mining, Inc. as of September 30, 2014 and December 31, 2013 and the period November 6, 2013 (inception) through December 31, 2013 and January 1, 2014 through September 30, 2014 and  November 6, 2013 (inception) through September 30, 2014, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has limited operating history and has incurred losses since inception of $28,815 and has a working capital deficit of $16,515. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

October 31, 2014

SIERRA MADRE MINING, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

	September 30, 2014	December 31, 2013
	(Audited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$0	$0
Total Current assets	0	0

Property, Plant and Equipment(Net)	25,000	0
Mining Claims	25,000	0

Total Assets	$50,000	$0

Liabilities and Equity(Deficit)
Current liabilities
Accrued Expenses	$3,500	$0
Related Party Notes Payable	13,015	7,034
Total Current Liabilities	16,515	7,034

Commitments and Contingencies - Note 7
SIERRA MADRE MINING, INC. Shareholder's Deficit
Common Stock, $0.000001 par value; 300,000,000,000 shares
authorized at 9/30/2014 and 12/31/2013 all classes
Class A Stock 5,000,000 and 5,000,000 issued and
outstanding at 9/30/2014 and 12/31/2013	5	5
Class B Stock 122,300,000 and 97,000,000 issued and outstanding
at 9/30/2014 and 12/31/2013	122	97
Additional Paid in Capital	62,173	1,998
Accumulated deficit	(28,815)	(9,134)
Total Equity(Deficit)	33,485	(7,034)
Total liabilities and equity(Deficit)	$50,000	$0

SIERRA MADRE MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the period January 1, 2014 to September 30, 2014	For the period November 6, 2013 (Inception)to December 31, 2013	For the period November 6, 2013 (Inception)to September 30, 2014
	(Audited)	(Audited)	(Audited)

Revenues	$0	$0	$0

Cost of Sales	0	0	0

Gross Profit	0	0	0

Operating Expenses	19,681	9,134	28,815

Net Income(Loss) from Operations	(19,681)	(9,134)	(28,815)

Other Income (Expense)	0	0	0

Net Income(Loss) Before
Provision for Income Taxes	(19,681)	(9,134)	(28,815)

Provision for income taxes	0	0	0

Net Income(Loss)	$(19,681)	$(9,134)	$(28,815)

Basic and Diluted Loss Per Share	(0.00)	(0.00)

Weighted average number
of shares outstanding	115,884,444	101,527,273

"The accompanying notes are an integral part of these financial statements"

SIERRA MADRE MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the period January 1, 2014 to September 30, 2014	For the period November 6, 2013 (Inception)to December 31, 2013	For the period November 6, 2013 (Inception)to September 30, 2014
	(Audited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(19,681)	$(9,134)	$(28,815)
Stock issued for compensation	10,200	2,100	12,300

Increase(decrease) in accrued expenses	3,500	0	3,500
Net cash used in operating activities	(5,981)	(7,034)	(13,015)

Cash flows from investing activities:
None	0	0	0
Net cash provided(used) by investing activities	0	0	0

Cash flows from financing activities:
Net proceeds from related party loans	5,981	7,034	13,015
Net cash provided(used) by financing activities	5,981	7,034	13,015

Increase in cash and equivalents	0	0	0

Cash and cash equivalents at beginning of period	0	0	0

Cash and cash equivalents at end of period	$0	$0	$0

"The accompanying notes are an integral part of these financial statements"

SIERRA MADRE MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

	For the period January 1, 2014 to September 30, 2014	For the period November 6, 2013 (Inception)to December 31, 2013	For the period February 14, 2014 (Inception)to March 31, 2014
	(Audited)	(Audited)	(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Stock issued for compensation	$10,200	$2,100	$12,300
Stock issued for equipment	$25,000	$0	$25,000
Stock issued for equipment	$25,000	$0	$25,000
"The accompanying notes are an integral part of these financial statements"

SIERRA MADRE MINING, INC.

STATEMENT OF STOCKHOLDER'S EQUITY

(AN EXPLORATION STAGE COMPANY)

FOR THE PERIOD ENDED NOVEMBER 6, 2013(INCEPTION), THROUGH SEPTENBER 30, 2014

(Audited)

	Common Stock Class A	Common Stock Class A	Common Stock Class B	Common Stock Class B			Accumulated
	Shares	Amount	Shares	Amount	ACIP		Deficit	Total

Initial Balances November 1, 2013(inception)	0	$0	0	$0	$0	$	$0	$0

Capital stock issuance	5,000,000	5	97,000,000	97	1,998		0	2,100
Net Income(loss) 11/1/2013 to 12/31/2013	0	0	0	0	0		(9,134)	(9,134)
Balances December 31, 2013	5,000,000	$5	97,000,000	$97	$1,998	$	$(9,134)	$(7,034)

Capital stock issuance	0	0	25,300,000	25	60,175		0	60,200
Net Income(loss) 1/1/2014 to 9/30/2014	0	0	0	0	0		(19,681)	(19,681)

Balances September 30, 2014	5,000,000	$5	122,300,000	$122	$62,173	$	$(28,815)	$33,485

"The accompanying notes are an integral part of these financial statements"

SIERRA MADRE MINING, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2014

Note 1.     Organization, History and Business

Sierra Madre Mining, Inc. (“the Company”) was incorporated in Delaware on November 6, 2013. Its fiscal year end is December 31st.

The Company is in the business of mining for precious metals. It is currently an exploration stage company as set forth in Securities and Exchange Commission (SEC) Industry Guide 7 and, accordingly, expenses all exploration costs until proven and probable reserves are established.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period  November 6, 2013(inception) through September 30, 2014 the Company has incurred $229 in organization cost and $3,500 in offering cost.

Election to be treated as an emerging growth company:

For the five year period starting in the first quarter of 2015, Sierra Madre Mining, Inc. if continuing eligibility applies has elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of the Company still being eligible, the financial statements may not be comparable to companies that comply with public company effective dates.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	9/30/2014	12/31/2013

U.S statutory rate	34.00%	34.00%
Less valuation allowance	-34.00%	-34.00%

Effective tax rate	0.00%	0.00%

The significant components of deferred tax assets and liabilities are as follows:

	9/30/2014	12/31/2013
Deferred tax assets

Net operating losses	$(28,815)	$(9,134)

Deferred tax liability

Net deferred tax assets	(9,797)	(3,106)
Less valuation allowance	9,797	3,106

Deferred tax asset - net valuation allowance	$0	$0

On an interim basis, the Company has a net operating loss carryover of approximately $1,789 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of September 30, 2014.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period November 6, 2013(inception) through September 30, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction.  We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On 11/7/13 the Company issued 100,000,000 of stock to Joseph LaCome as Founder’s Shares, for $100.  It consisted of 5,000,000 class A & 95,000,000 class B shares.

On 6/13/14, the Company issued 10,000,000 of its authorized common stock class B shares to Michael Brown in exchange for director’s services.  The fair market value of services was $10,200.

On 5/15/14 issued 15,000,00 shares of Class B stock for the purchase of a 20% ownership interest in 200 lode mining claims in Mohave County, Arizona.  The shares were issued to individual members of AJA Mining, LLC & Gold Basin Mining, LLC.

Additionally, the company currently has no cash account and has funded operations to this point through the issuance of common stock as well as short term loans from a related party. These loans are due on demand, carry a zero percent interest rate and the balance owed by the Company at September 30, 2014 was $13,015.

Note 5.   Stockholders’ Equity

Class A Stock

The total number of Class A shares authorized that may be issued by the Company is 10,000,000 shares with a par value of $0.000001 per share.  As of 9/30/14, 5,000,000 Class A shares have been issued.   The holders of the Company's common stock class A are entitled to one vote per share of common stock held.

Class B Common Stock

The total number of Class B common shares authorized that may be issued by the Company is 2,990,000,000 shares with a par value of $0.000001 per share.  As of September 30, 2014 the Company had 122,300,000 shares of class B shares issued and outstanding.  As of September 30, 2014 there were 127,300,000 shares of class A & B issued and outstanding.

Note 6.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Sierra Madre Mining, Inc. for the period November 6, 2013(inception) through September 30, 2014:

	30-Sep-14	31-Dec-13

Net Income (Loss)	$(19,681)	$(9,134)

Weighted-average common shares outstanding basic:

Weighted-average common stock	115,884,444	101,527,273
Equivalents
Stock options	0	0
Warrants	0	0
Convertible Notes	0	0
Weighted-average common shares
outstanding- Diluted	115,884,444	101,527,273

Note 8.    Notes Payable

Notes payable consist of the following for the periods ended;	9/30/2014	12/31/2013

Officer related party working capital notes with no stated interest rate. Note is payable on demand.
	$13,015	$7,034

Total Notes Payable	13,015	7,034

Less Current Portion	(13,015)	(7,034)

Long Term Notes Payable	$0	$0

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of September 30, 2014 the Company had a working capital deficit of $16,515 and an accumulated deficit of $28,815. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

The Company is currently in the process of registering 25,000,000 Class B shares through an S-1 registration and expects this registration to become effective at some point during the current fiscal year.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

TRANSFER AGENT

Our transfer agent is Cathedral Stock Transfer, LLC, 800 W. Fifth Ave Suite 201a, Naperville, IL 60563

INTERESTS OF NAMED EXPERTS AND COUNSEL

Joseph LaCome has given his opinion as attorney-at-law regarding the validity of the issuance of the Shares offered by the Company.  He has also given legal advice on company business matters, wrote our Prospectus, and is a Director of the company.  As of the date of this prospectus, he beneficially owns 100,000,000 shares of our Class A & B stock.

Our financial statements included in this prospectus and the registration statement have been audited by John Scrudato CPA, 7 Valley View Drive, Califon NJ 07830 to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

MISCELLANEOUS

Neither the Company, nor anyone authorized to do so on the Company’s behalf has provided any written communications, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), to potential investors in reliance on Section 5(d) of the Securities Act, and, to the Company’s knowledge, no research reports about the Company have been published or distributed in reliance on Section 2(a)(3) of the Securities Act added by Section 105(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) by any broker or dealer that is participating or will participate in the Company’s offering. If, following the date of this prospectus, any such materials are provided, published or distributed, the Company will supplementally provide such materials to the Commission.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Springfield, Missouri, on 6/8/15.

SIERRA MADRE MINING, Inc.

By:	/s/ Michael H. Brown
Michael H. Brown
Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Principal Accounting Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post- Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below on the dates indicated

Signature                                                                                               Title                                                                        Date

/s/ Michael H. Brown                                                          Chief Executive Officer, Chief Financial        June 8, 2015

Michael H. Brown                                                               Officer, Principal Accounting Officer,

President, Chairman

/s/ Joseph LaCome                                                             Director                                                                  June 8, 2015

Joseph LaCome

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws. (Previously filed on 11/3/14)
5	Legal Opinion of Joseph LaCome & Consent. (Previously filed 12/16/14)
6	Subscription Agreement (Previously filed on 11/3/14)
10	Purchase & JV Agreement (Previously filed on 11/3/14)
10.1	Employment Agreement, Michael H. Brown (Previously filed on 11/3/14)
10.2	Employment Agreement, Joseph LaCome (Previously filed on 11/3/14)
10.3	Stock Option Agreement, Joseph LaCome (Previously filed on 11/3/14)
10.4	Promissory Note – Joseph LaCome (Previously filed 12/16/14)
14	Code of Ethics. (Previously filed on 11/3/14)
23	Consent of John Scrudato, CPA.
24	Power of Attorney (included on the signature page of the Registration Statement) (Previously filed on 11/3/14).